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                                                                     EXHIBIT 8.1

                              LIST OF SUBSIDIARIES

         The following is a list of all our subsidiaries, their jurisdiction of incorporation and the names under which they do business. This list does not include those subsidiaries that, in the aggregate, would not have been a "significant subsidiary" as of December 31, 2002.


                  NAME                                             INCORPORATION
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             Adventure of the Seas Inc.                                 Bahamas
              Blue Sapphire Marine Inc.                                 Liberia
            Celebrity Cruise Lines Inc.                          Cayman Islands
        Celebrity Cruises Holdings Inc.                                 Liberia
                Celebrity Cruises Inc.,                                 Liberia
    doing business as Celebrity Cruises
                     Constellation Inc.                                 Liberia
             Cruise Mar Investment Inc.                                 Liberia
      Cruise Mar Shipping Holdings Ltd.                                 Liberia
           Enchantment of the Seas Inc.                                 Liberia
             Esker Marine Shipping Inc.                                 Liberia
              Explorer of the Seas Inc.                                 Liberia
                 Fantasia Cruising Inc.                                 Liberia
              Grandeur of the Seas Inc.                                 Liberia
                          Infinity Inc.                                 Liberia
               Majesty of the Seas Inc.                                 Liberia
                        Millennium Inc.                                 Liberia
               Monarch of the Seas Inc.                                 Liberia
             Navigator of the Seas Inc.                                 Liberia
           Nordic Empress Shipping Inc.                                 Liberia
              Radiance of the Seas Inc.                                 Liberia
                          RCL (UK) Ltd.                                 England
              Rhapsody of the Seas Inc.                                 Liberia
        Royal Caribbean Cruise Lines AS                                  Norway
             Royal Celebrity Tours Inc.                                Delaware
                 Seabrook Maritime Inc.                                 Liberia
    Sovereign of the Seas Shipping Inc.                                 Liberia
                            Summit Inc.                                 Liberia
      Universal Cruise Holdings Limited                  British Virgin Islands
                Vision of the Seas Inc.                                 Liberia
               Voyager of the Seas Inc.                                 Liberia
            Zenith Shipping Corporation                                 Liberia